SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                             Securities Act of 1934


Date of Report (Date of earliest event reported)  August 30, 1995


                           LAWTER INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in this charter)

Delaware                             1-7558                           36-1370818
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(State or other                   (Commission                   (IRS Employer
jurisdiction of                     File No.)                Identification No.)
incorporation)


                990 Skokie Boulevard, Northbrook, Illinois 60062
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             (Exact name of registrant as specified in this charter)


                                  708/498-4700
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              (Registrant's telephone number, including area code)


                                 Not applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changes since last report)



                                Page 1 of 8 pages

Item 5.   Other Events

          On August 30, 1995, the Registrant announced that it had delivered a letter to Kathryn Hach-Darrow, the Chairman of Hach Company ("Hach"), stating that Lawter was prepared to acquire the business of Hach through a cash merger in which each of the shares of Hach common stock not already owned by Lawter would be exchanged for $21.00 per share in cash. There are approximately 11,370,000 shares of Hach common stock outstanding. Lawter currently owns 3,157,220 shares of Hach common stock, representing approximately 27.8% of the shares outstanding. Lawter's proposal is subject to certain conditions, including the negotiation and execution of a definitive agreement and the receipt of a fairness opinion from Lawter's investment bankers. The proposed merger would also require approval by the holders of at least 80% of the Hach common stock. Mrs. Hach-Darrow currently owns approximately 40.8% of the Hach common stock.

          The foregoing description of Lawter's letter to Hach is qualified in its entirety by reference to the letter, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c) Exhibits. The exhibits to this report are listed in the Exhibit Index included elsewhere herein.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 30, 1995

                                           LAWTER INTERNATIONAL, INC.


                                           By:/s/ Richard D. Nordman
                                              ----------------------
                                              Richard D. Nordman
                                              President

                           LAWTER INTERNATIONAL, INC.
                                  Exhibit Index

                                                        Sequential
                                                           Page
Number and Description of Exhibit*                        Number
- ----------------------------------                      ----------

          99.1  Letter dated August 29, 1995 from
     Daniel J. Terra, Chairman of Lawter International,
     Inc. to Kathryn Hach-Darrow, Chairman of
     Hach Company.                                           5

          99.2  Press release dated August 30, 1995.         8

*Exhibits not listed are inapplicable.

                                                                    Exhibit 99.1

                           LAWTER INTERNATIONAL, INC.
         990 Skokie Boulevard, Northbrook, IL 60062 - FAX 708-498-0068

                                August 29, 1995


Mrs. Kathryn Hach-Darrow
Chairman
Hach Company
5600 Lindbergh Drive
Loveland, Colorado  80537

                                 CONFIDENTIAL
                                 ------------

Dear Kathryn:

     This letter will confirm that Lawter International, Inc. ("Lawter") is prepared to acquire the business of Hach Company ("Hach") by means of a cash merger in which each of the 8,206,598 shares of Hach common stock identified in the 1995 Proxy Statement as representing all of the outstanding Hach common stock other than the 3,157,220 shares owned by Lawter would receive the consideration described in paragraph 1 under the conditions set forth below:

     1. Lawter proposes to pay $21.00 per share for each share of Hach common stock, $1.00 par value. Lawter assumes for the purpose hereof that the present capitalization of Hach consists of 11,363,818 shares of common stock outstanding.

     2. As you know, Lawter has not had an opportunity to verify any audited or unaudited financial statements of Hach nor has Lawter had an opportunity to have a current evaluation by its investment bankers, thus the proposed purchase price set forth above is subject to Lawter's verification of (i) audited financial statements for the years ended April 30, 1993, 1994 and 1995, and
(ii) receipt of a fairness opinion from Lawter's investment banker satisfactory to Lawter.

     3.   Lawter intends to continue operating Hach as an ongoing business.

     4. Separate covenants not to compete for certain key employees will have to be negotiated and agreed upon.

     5. Until this transaction is consummated, Hach will operate its business as presently conducted, will not engage in any transactions not in the ordinary course of business, and shall not declare or pay cash or stock dividends or stock splits on, or issue any rights with respect to, its common stock other than the regular quarterly cash dividends at the current rate.

     6. The parties will negotiate the further terms and conditions to be embodied in a Definitive Agreement. It is contemplated that in addition to the foregoing, this agreement would contain customary conditions, representations and warranties, and such other matters as the parties shall agree upon.

     7. Each party shall pay its own expenses in connection with this transaction.

     8. During the 90-day period commencing on the date of acceptance of this letter by Hach, Hach agrees that it will promptly inform Lawter of any proposals by any third party for the acquisition of all or any part of the business of Hach and that it will not enter into any such transaction in which all Hach stockholders are not treated equally.

     9. If a Definitive Agreement is not executed, all information provided by Hach to Lawter will be held in confidence and not disclosed to any person. All documents or summaries received thereby will be returned.

     This letter is intended to reflect only the general terms of Lawter's proposal, and, upon your signing, shall be deemed a Letter of Intent pursuant to which all parties shall be bound to negotiate in good faith the terms of a Definitive Agreement. It is acknowledged that additional negotiations of the essential terms of a Definitive Agreement are contemplated. No action shall be taken in reliance upon this letter other than those actions expressly authorized herein.

     If the foregoing proposal is acceptable, please indicate your acceptance thereof by executing the enclosed copy of this letter in the space provided and returning it to the undersigned. The proposal contained herein shall be deemed to be withdrawn by Lawter if your acceptance is not received by the undersigned prior to the close of business on September 13, 1995. If your acceptance is not received by that date, Lawter reserves the right to evaluate other available courses of action at that time, including communicating directly with Hach stockholders.

     Management of Lawter and its advisors would be happy to meet with the Hach Board of Directors, as well as the trustees of the Hach ESOP and 401(k), to discuss the proposed transaction, including the reasons for Lawter's belief that the proposed transaction represents an excellent opportunity for Hach stockholders.

     We look forward to a favorable response and to working with you and the employees of your fine organization.

                                          Very truly yours,


                                          Daniel J. Terra
                                          ---------------
                                          Daniel J. Terra
                                          Chairman
DJT vjp

Accepted:

HACH COMPANY


                                          Date:
- --------------------------------               -------------------------------
Kathryn Hach-Darrow, Chairman

                                                                    Exhibit 99.2

                           LAWTER INTERNATIONAL, INC.
         990 Skokie Boulevard, Northbrook, IL 60062 - FAX 708-498-0068

                                       For further information, please contact:
                                       Mr. Richard D. Nordman, President

NEWS RELEASE
- ------------
                 LAWTER INTERNATIONAL PROPOSES ACQUISITION OF HACH

     Northbrook, Illinois - August 30, 1995 - Lawter International, Inc. announced today that it had delivered a letter to Kathryn Hach-Darrow, Chairman of Hach Company, stating that Lawter is prepared to acquire the business of Hach through a cash merger in which each of the shares of Hach common stock not already owned by Lawter would be exchanged for $21.00 per share in cash. There is a total of approximately 11,370,000 shares of Hach common stock outstanding. Lawter currently owns 3,157,220 shares of Hach common stock, representing approximately 27.8% of the shares outstanding. Lawter's proposal is subject to certain conditions, including the negotiation and execution of a definitive agreement and the receipt of a fairness opinion from Lawter's investment bankers.

     Daniel J. Terra, Chairman and Chief Executive Officer of Lawter, stated "We believe that this proposed transaction, which represents a substantial premium over the current market price of Hach common stock, represents an excellent opportunity for Hach stockholders and employees. We also think that the proposed acquisition represents an excellent opportunity for Lawter to expand into a new dynamic market on a direct basis. Lawter has had an equity investment in Hach for over ten years and has consistently believed that the water testing and analysis markets are excellent growth opportunities for the future. Hach is a leader in its specialty field and has focused on niche areas to serve its customers and has a strong commitment to research and development as has Lawter. This would be a combination that would further strengthen two well-positioned companies."

     Hach, headquartered in Loveland, Colorado, is a specialty chemical company and a major manufacturer and distributor of laboratory instruments, process analyzers, test kits and chemical reagents used to analyze the chemical content and other properties of water and other aqueous solutions.

     Lawter, headquartered in Northbrook, Illinois, also a specialty chemical company with 24 facilities in 15 countries, is a major manufacturer and marketer of printing ink vehicles, specialty additives, synthetic resins, fluorescent colors and thermographic products to the graphic arts, coatings, adhesives and rubber compounding industries.